Exhibit 5.1

December 30, 2014

Oncothyreon Inc.

2601 Fourth Avenue, Suite 500

Seattle, Washington 98121

Ladies and Gentlemen:

We have examined the Registration Statement on Form S-3 filed by Oncothyreon Inc. (the “Company”) with the Securities and Exchange Commission (the “Commission”) on December 30, 2014 (the “Registration Statement”), in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the offering and sale from time to time of (i) one or more series of debt securities (the “Debt Securities”) issuable pursuant to an indenture (the “Indenture”) by and between the Company and a financial institution to be identified therein as trustee (the “Trustee”), (ii) shares of the Company’s common stock, $0.0001 par value per share (the “Common Stock”), (iii) shares of the Company’s preferred stock, $0.0001 par value per share (the “Preferred Stock”), and/or (iv) warrants to purchase shares of Common Stock and/or Preferred Stock (the “Warrants”) having a maximum public offering price of up to $150,000,000. The Debt Securities, Common Stock, the Preferred Stock and the Warrants are collectively referred to herein as the “Securities.” The Securities may be sold from time to time by the Company as set forth in the Registration Statement, the prospectus contained within the Registration Statement (the “Prospectus”) and supplements to the Prospectus.

In rendering this opinion, we have examined such matters of fact as we have deemed necessary in order to render the opinion set forth herein, which included examination of the following.

(1)	the Company’s Amended and Restated Certificate of Incorporation, as amended, certified by the Delaware Secretary of State on September 18, 2014 (as amended, the “Restated Certificate”);

(2)	the Company’s Bylaws, as amended, certified by the Company’s Chief Executive Officer on September 18, 2014 (as amended, the “Bylaws”);

(3)	the Registration Statement, together with the Exhibits filed as a part thereof or incorporated therein by reference;

(4)	the Prospectus;

(5)	the following minutes of meetings of the Company’s Board of Directors (the “Board”) and the Company’s stockholders (the “Stockholders”) at which the

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Restated Certificate and the Bylaws were approved: (i) action by Incorporator of the Company dated September 7, 2007, at which resolutions were adopted approving the Bylaws; (ii) minutes of a meeting of the Board held on June 12, 2009, at which resolutions were adopted approving the amendment to the Bylaws; (iii) minutes of a meeting of the Board held on September 27, 2007, at which resolutions were adopted approving the Restated Certificate; (iv) minutes of a special meeting of the Stockholders held on December 4, 2007, at which resolutions were adopted by the Stockholders adopting and approving the Restated Certificate; (v) minutes of a meeting of the Board held on March 20, 2014, at which resolutions were adopted approving the amendment to the Restated Certificate (the “Certificate Amendment”); and (vi) minutes of a meeting of the Stockholders held on June 6, 2014, at which resolutions were adopted by the Stockholders adopting and approving the Certificate Amendment;

(6)	The following minutes of meeting of the Board held on December 4, 2014 at which the Board approved the filing of the Registration Statement and the offering of the Securities contemplated thereby;

(7)	a certificate from the Company’s transfer agent dated December 29, 2014 verifying the number of the Company’s issued and outstanding shares of capital stock as of December 26, 2014;

(8)	a certificate of good standing of the Company issued by the Secretary of State of the State of Delaware, dated December 29, 2014, stating that the Company is qualified to do business and in good standing under the laws of the State of Delaware (the “Certificate of Good Standing”); and

(9)	a Management Certificate addressed to us and dated of even date herewith executed by the Company containing certain factual representations (the “Management Certificate”).

In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us and the due authorization, execution and delivery of all documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof. We have also assumed that any certificates or instruments representing the Securities will have been properly signed by authorized officers of the Company or their agents, and, in the case of Debt Securities, properly authenticated in accordance with the terms of the Indenture and delivered to the intended recipients with the intent that the Company be bound thereby. We have also assumed that the Indenture at the time of execution, authentication, issuance and delivery of the Debt Securities will be a valid and legally binding obligation of the Trustee.

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As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from the documents referred to above and the representations and warranties made by representatives of the Company to us, including but not limited to those set forth in the Management Certificate. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters.

We render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than (i) the existing federal laws of the United States of America, (ii) the existing laws of the State of Washington, (iii) the Delaware General Corporation Law and (iv) solely with respect to whether or not the Debt Securities are the valid and binding obligations of the Company, the existing laws of the state of New York. To the extent that any Warrant Agreement (as defined below) is governed by the laws of any jurisdiction other than the State of Washington, our opinion expressed below assumes that Washington law will apply, without regard to any interpretation or construction that might be indicated by the laws stated as governing any such Warrant Agreement.

In connection with our opinions expressed below, we have assumed that, (i) at or prior to the time of the delivery of any of the Securities, there will not have occurred any change in the law or the facts affecting the validity of the Securities, (ii) if any Debt Securities are issued, such Debt Securities will only be issued pursuant to the Indenture in the form filed with the Registration Statement as an exhibit and that there will not have occurred any change in law affecting the enforceability of the Debt Securities, (iii) the Registration Statement and any amendments (including any necessary post-effective amendments) will have been declared effective under the Securities Act and (iv) at the at the time of the offer, issuance and sale of any Securities, no stop order suspending the Registration Statement’s effectiveness will have been issued and remain in effect. We have also assumed that the terms of any Debt Securities to be established subsequent to the date hereof, the issuance and delivery of Securities subsequent to the date hereof and the compliance by the Company with the terms of such Securities will not violate any applicable law (including, without limitation, any law relating to usury) or result in a violation of any provision of any instrument or agreement then binding upon the Company or any restriction imposed by any court or governmental body having jurisdiction over the Company.

This opinion is qualified by, and is subject to, and we render no opinion with respect to, the following limitations and exceptions to the enforceability of the Debt Securities:

(1)	The effect of the laws of bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent conveyance, and other similar laws now or hereinafter in effect relating to or affecting the rights and remedies of creditors, including the effect of statutory or other laws regarding fraudulent transfers or preferential transfers.

(2)	The effect of general principles of equity and similar principles, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, public policy and unconscionability, and the possible unavailability of specific performance, injunctive relief, or other equitable remedies, regardless of whether considered in a proceeding in equity or at law.

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(3)	The effect of laws relating to usury or permissible rates of interest for loans, forebearances or the use of money.

We express no opinion regarding the effectiveness of any waiver of stay, extension or usury laws or of unknown future rights.

The Company has informed us that the Company intends to issue the Securities from time to time on a delayed or continuous basis. This opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof. We are basing this opinion on our understanding that, prior to issuing any Securities in connection with the Registration Statement, the Company will advise us in writing of the terms thereof and other information material thereto, will afford us an opportunity to review the operative documents pursuant to which such Securities are to be issued (including the Registration Statement, the Prospectus and the applicable supplement to the Prospectus, as then in effect) and will file such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate with respect to such Securities. However, we undertake no responsibility to monitor the Company’s future compliance with applicable laws, rules or regulations of the Commission or other governmental body. In particular, we assume that the Company will obtain the requisite approval of the Board and the requisite approval of its stockholders if required by the laws of the state of Delaware, or if necessary because the Company does not have a sufficient number of authorized but unissued and unreserved shares of capital stock at the time of issuance. We also assume the Company will timely file any and all supplements to the Registration Statement and Prospectus as are necessary to comply with applicable laws in effect from time to time.

In accordance with Section 95 of the American Law Institute’s Restatement (Third) of the Law Governing Lawyers (2000), this opinion letter is to be interpreted in accordance with customary practices of lawyers rendering opinions in connection with the filing of a registration statement of the type described herein.

Based upon the foregoing, we are of the following opinion:

1.	The Company is a corporation validly existing and in good standing under the laws of the State of Delaware.

2.

With respect to any Debt Securities registered pursuant to the Registration Statement, when (i) the issuance of the Debt Securities has been duly authorized by appropriate corporate action of the Board and, if required, the stockholders of the Company, (ii) an Indenture relating to such Debt Securities in the form filed with the Registration Statement as an exhibit has been duly authorized and validly executed and delivered by each of the Company and the Trustee, (iii) the form and terms of the Debt Securities have been duly established in accordance with the Indenture pursuant to resolutions duly adopted by the Board and as set forth in an officer’s certificate or supplemental indenture duly authorized by the Board and duly executed by an authorized officer of the Company and (iv) instruments representing such Debt Securities have been duly

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executed and authenticated in accordance with the terms of the Indenture and any supplement thereto, and issued, sold and delivered in the manner and for the consideration approved by the Board and stated in the Registration Statement, the Prospectus and any prospectus supplement relating thereto (as amended as of the date of such issuance, sale and delivery) and any applicable definitive purchase, underwriting or similar agreement, then the Debt Securities will be validly issued and will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

3.	With respect to the shares of Common Stock registered pursuant to the Registration Statement, when (i) the issuance of and the terms of the offering of the shares of Common Stock and related matters has been duly authorized by appropriate corporate action of the Board and, if required, the stockholders of the Company and (ii) certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered either (a) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, or upon the exercise of warrants to purchase Common Stock, upon payment of the consideration therefor (not less than the par value of the Common Stock) provided for therein or (b) upon conversion or exercise of any other security of the Company, in accordance with the terms of such security or the instrument governing such security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Common Stock), then such shares of Common Stock will be validly issued, fully paid and nonassessable.

4.	With respect to any particular series of shares of Preferred Stock registered pursuant to the Registration Statement, when (i) the issuance and terms of the shares of Preferred Stock, the terms of the offering thereof and related matters, including the adoption of a certificate of designation relating to such Preferred Stock conforming to the Company’s Certificate of Incorporation and Bylaws and the Delaware General Corporation Law (a “Certificate”) and the filing of the Certificate with the Delaware Secretary of State, has been duly authorized by appropriate corporate action of the Board and, if required, the stockholders of the Company and (ii) certificates representing the shares of Preferred Stock have been duly executed, countersigned, registered and delivered either (a) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, or upon the exercise of warrants to purchase Preferred Stock, upon payment of the consideration therefor (not less than the par value of the Preferred Stock) provided for therein or (b) upon conversion or exercise of any other security of the Company, in accordance with the terms of such security or the instrument governing such security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Preferred Stock), then such shares of Preferred Stock will be validly issued, fully paid and nonassessable.

5.	With respect to any Warrants registered pursuant to the Registration Statement, when (i) the issuance and terms of such Warrants, the terms, execution and delivery of the

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warrant agreement relating to the Warrants (“Warrant Agreement”), the terms of the offering thereof and related matters has been duly authorized by appropriate corporate action of the Board and, if required, the stockholders of the Company, (ii) the Warrant Agreement has been duly authorized and validly executed and delivered and (iii) such Warrants have been duly executed, issued and delivered by duly authorized officers of the Company in accordance with the provisions of the applicable Warrant Agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Board, upon payment of the consideration therefor provided for therein, such Warrants will constitute valid and binding obligations of the Company.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto. In giving this consent we do not thereby admit that we come within the category of persons whose consent is required by the Securities Act or by the rules and regulations promulgated thereunder.

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This opinion is intended solely for use in connection with the issuance and sale of Securities subject to the Registration Statement and is not to be relied upon for any other purpose. This opinion is rendered as of the date first written above and based solely on our understanding of facts in existence as of such date after the aforementioned examination. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify the opinions expressed herein.

Very truly yours,

/s/ Fenwick & West LLP

FENWICK & WEST LLP